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                                                                    EXHIBIT 3.13



                          CERTIFICATE OF INCORPORATION

                                       OF

                 PENNZOIL PRODUCTS INTERNATIONAL HOLDING COMPANY

                                   ----------

                                    ARTICLE I

      The name of the corporation is Pennzoil Products International Holding Company.

                                   ARTICLE II

      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, of the par value of $1.00 per share (Common Stock). Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation. Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.
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                                    ARTICLE V

      The name and mailing address of the incorporator signing the articles of incorporation is:

                  Name                 Address
                  ----                 -------

                  Linda F. Condit      P.O. Box 2967
                                       Houston, Texas 77252-2967

                                   ARTICLE VI

      In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                   ARTICLE VII

      No contract or other transaction between the corporation and any other corporation and no other act of the corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken any director of the corporation who is also a director or officer of such other corporation or who is such a party or


                                       2
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so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                                  ARTICLE VIII

      The corporation shall have the right, subject to any express provisions or restrictions contained in the certificate of incorporation or by-laws, from time to time to amend the certificate of incorporation or any provisions thereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders of the corporation by the certificate of incorporation or any amendment thereof are subject to such right of the corporation

      I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this 13th day of May, 1998.


                                        /s/ Linda F. Condit
                                        ----------------------------------------
                                                   Linda F. Condit


                                       3
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                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                 PENNZOIL PRODUCTS INTERNATIONAL HOLDING COMPANY

      Pennzoil Products International Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the Board of Directors of said Corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

            NOW, THEREFORE, BE IT RESOLVED, that the name of the Company be changed to Pennzoil-Quaker State Canada Holding Company and that ARTICLE I of the Certificate of Incorporation be amended to read as follows:

                                    ARTICLE I

            The name of the corporation is Pennzoil-Quaker State Canada Holding Company.

      SECOND: That in lieu of a meeting and vote of the stockholders, the stockholder of the Corporation has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Sections 141,242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Pennzoil Products international Holding Company has caused this Certificate to be signed by its President and attested by its Assistant Secretary this 30th day of November, 1999.


                                        PENNZOIL PRODUCTS INTERNATIONAL
                                        HOLDING COMPANY

ATTEST:

  /s/ [ILLEGIBLE]                       By /s/ [ILLEGIBLE]
------------------------------------       -------------------------------------
        Assistant Secretary                              President